EXHIBIT 10.51


                                                         CONFORMED COPY











                          SHARING AND CALL OPTION AGREEMENT

                                     dated as of

                                  December 13, 1994

                                        among

                                  HLR Holdings Inc.,


                                 Mafco Holdings Inc.

                                         and

                           National Health Care Group, Inc.







                                  TABLE OF CONTENTS

                                                                     Page

                                      ARTICLE 1
                                     DEFINITIONS

             1.1.  Certain Definitions   . . . . . . . . . . . . . .    1
             1.2.  Expenses  . . . . . . . . . . . . . . . . . . . .    2


                                      ARTICLE 2
                                   SHARING PAYMENTS

             2.1.  Sharing Payments to HLR   . . . . . . . . . . . .    2


                                      ARTICLE 3
                     VOTING OF STOCKHOLDER SHARES FOR THE MERGER

             3.1.  No Sale of Stockholder Shares Prior to
                   Effective Time  . . . . . . . . . . . . . . . . .    3
             3.2.  Voting of Stockholder Shares  . . . . . . . . . .    3


                                      ARTICLE 4
                                     CALL RIGHTS

             4.1.  Call Right with Respect to Stockholder Shares   .    3
             4.2.  Closing with Respect to Exercise of Call Right  .    4


                                      ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

             5.1.  Valid Title   . . . . . . . . . . . . . . . . . .    4
             5.2.  Authority; Binding Effect   . . . . . . . . . . .    4
             5.3.  Governmental Authorization  . . . . . . . . . . .    5
             5.4.  Non-Contravention   . . . . . . . . . . . . . . .    5


                                      ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES OF HLR

             6.1.  Corporate Power and Authority   . . . . . . . . .    5
             6.2.  Acquisition for HLR's Account   . . . . . . . . .    5


                                      ARTICLE 7
                               COVENANTS OF STOCKHOLDER

                                                                      Page

             7.1.  No Solicitation; No Shopping  . . . . . . . . . .    6
             7.2.  Further Action  . . . . . . . . . . . . . . . . .    6


                                      ARTICLE 8
                                    MISCELLANEOUS

             8.1.  Registration Provisions   . . . . . . . . . . . .    6
             8.2.  Additional Agreements   . . . . . . . . . . . . .    6
             8.3.  Specific Performance  . . . . . . . . . . . . . .    7
             8.4.  Notices   . . . . . . . . . . . . . . . . . . . .    7
             8.5.  Amendments; Termination   . . . . . . . . . . . .    7
             8.6.  Successors and Assigns  . . . . . . . . . . . . .    7
             8.7.  Governing Law   . . . . . . . . . . . . . . . . .    8
             8.8.  Counterparts; Effectiveness   . . . . . . . . . .    8




                          SHARING AND CALL OPTION AGREEMENT



                  SHARING AND CALL OPTION AGREEMENT, dated as of December
             13, 1994 among HLR Holdings Inc., a Delaware corporation ("HLR") and parent of Roche Biomedical Laboratories, Inc., a New Jersey corporation ("RBL"), Mafco Holdings Inc., a Delaware corporation ("Mafco"), and National Health Care Group, Inc., a Delaware corporation (the "Stockholder") and an indirect wholly-owned subsidiary of Mafco and, solely with respect to Section 8.1 hereof, National Health Laboratories Holdings Inc., a Delaware corporation (the "Company").

                  WHEREAS, HLR, RBL, the Company and Hoffmann-La Roche
             Inc., a New Jersey Corporation propose to enter into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger of RBL into and with the Company as the surviving corporation (the "Merger"); and

                  WHEREAS, Stockholder owns approximately 23.8%of the
             issued and outstanding shares of the Company's common stock, $.01 par value, per share (the "Common Stock"); and

                  WHEREAS, in connection with entering into the Merger
             Agreement, HLR, Mafco and Stockholder desire to enter into this Agreement setting forth certain rights and obligations of the parties with respect to Stockholder's investment in the Company;

                  NOW, THEREFORE, in consideration of the premises and
             the representations, warranties and agreements herein contained, the parties agree as follows:


                                      ARTICLE 1
                                     DEFINITIONS

                  SECTION 1.1. Certain Definitions. Capitalized terms used and not defined herein have the meanings assigned to them in the Merger Agreement. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any
             other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Board" means the board of directors of the Company.

                  "Business Day" means any day except a Saturday, Sunday
             or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust
             Improvements Act of 1976, as amended.

                  "NASD" means the National Association of Securities
             Dealers, Inc.

                  "NASDAQ" means the NASD Automated Quotation System.

                  "NASDAQ/NMS" means the NASDAQ-National Market System.

                  "Person" means an individual, corporation, partnership,
             association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Securities Act" means the Securities Act of 1933, as
             amended, and the rules and regulations thereunder.

                  SECTION 1.2. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.


                                      ARTICLE 2
                                   SHARING PAYMENTS

                  SECTION 2.1. Sharing Payments to HLR. (a) In the event that a termination fee shall have become payable by the Company to HLR pursuant to Section 11.4(b) of the Merger Agreement and Stockholder sells, transfers, assigns or otherwise disposes of (including by conversion or exchange in a merger, exchange offer or the like) (any such action being a "transfer") any of the Stockholder Shares (as defined in Section 2.1(d), Stockholder and Mafco, jointly and severally, agree to pay to HLR an amount in cash (a "Sharing Payment") equal to the product of (i) the number of Stockholder Shares transferred by Stockholder or any of the controlled Affiliates of Mafco and (ii) 50% of the excess, if any, of (A) the per share cash consideration or the per share fair market value, as the case may be, of any non-cash consideration received by Stockholder and each such controlled Affiliate as a result of such transfer over
             (B) $20.00 (as adjusted to give effect to any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other similar change or transaction by the Company).

                  (b) For purposes of this Section 2.1, the fair market value of any non-cash consideration:

                    (i) consisting of securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the five trading days before the date of disposition by Stockholder; and

                   (ii) consisting of consideration which is other than cash or securities of the type specified in clause (i) of this Section 2.1, shall be determined by a nationally recognized independent investment banking firm (which firm shall be mutually agreed upon by the parties) within 10 Business Days of the selection of such investment banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of disposition as to the investment banking firm, then Morgan Stanley & Co. Incorporated and CS First Boston Corporation shall jointly name a third investment banking firm; provided further, that the fees and expenses of such investment banking firm shall be borne equally by HLR, on the one hand, and Stockholder, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

                 (c) Any Sharing Payment required to be made pursuant
             to this Section 2.1 shall be made two Business Days after the later of (i) the fifth trading day after settlement of any disposition of any securities referred to in subsection (b)(i) above for cash or (ii) the date on which the investment banking firm delivers to the parties its determination of the per share value of any non-cash consideration referred to in subsection (b)(ii) above received pursuant to any disposition, as applicable.

                  (d) The term "Stockholder Shares" as used herein means
             (i) 20,176,729 shares of Common Stock which are all of the voting securities of the Company presently beneficially owned or owned of record by Stockholder, Mafco and their respective controlled Affiliates and
             (ii) any additional shares of Common Stock or rights to acquire voting securities of the Company acquired by Stockholder, Mafco or any of their respective controlled Affiliates (whether by purchase or otherwise) from and after the date of this Agreement.


                                      ARTICLE 3
                     VOTING OF STOCKHOLDER SHARES FOR THE MERGER

                  SECTION 3.1. No Sale of Stockholder Shares Prior to Effective Time. Stockholder shall not transfer any Stockholder Shares prior to the Effective Time except if a termination fee shall have become payable by the Company to HLR pursuant to Section 11.4(b) of the Merger Agreement.

                  SECTION 3.2.   Voting of Stockholder Shares.
             Stockholder shall be, and Stockholder and Mafco shall cause their controlled Affiliates which hold Common Stock to be, present in person or by proxy at the NHL Stockholder Meeting for the purpose of voting on the adoption of the Merger Agreement, and Stockholder and Mafco shall cause all of the Stockholder Shares to be voted in favor of the Merger and adoption of the Merger Agreement.


                                      ARTICLE 4
                                     CALL RIGHTS

                  SECTION 4.1. Call Right with Respect to Stockholder Shares. (a) At any time after the third anniversary of the date on which the Effective Time occurs, HLR or an Affiliate of HLR (or if such purchase is not permitted pursuant to applicable law or by any material agreement to which HLR or such Affiliate is bound, a third party nominated by HLR) (any such party being a "Purchaser") may exercise the right (the "Call Right"), which right may only be exercised once, to purchase all, but not less than all, the shares of Common Stock then owned by Stockholder, Mafco or any of their controlled Affiliates. If Purchaser intends to exercise the Call Right, then, not less than 20 Business Days prior to the exercise thereof, Purchaser shall so notify Stockholder of such intention to exercise the Call Right, specifying in such notice (the "Call Notice") the date of such exercise (the "Exercise Date").

                  (b) On the Call Closing Date (as defined in Section 4.2),
             Purchaser shall pay a price per share for the shares to be purchased as specified in the Call Notice, equal to 102% of the average closing price per share of such security as reported on the principal national securities exchange on which such sharesare listed, or if not so listed, as reported on NASDAQ/NMS, for the 30 trading days before the Exercise Date.


                  SECTION 4.2. Closing with Respect to Exercise of Call Right. The closing (the "Call Closing") of the call transaction shall take place at such place as may be agreed upon by the parties and on such date as may be set forth in a written notice from Purchaser to Stockholder (the "Call Closing Date"), but in no event more than 5 Business Days after the later of (i) the Exercise Date, and (ii) expiration of any applicable HSR Act waiting period or the satisfaction of any required regulatory approval. At the Call Closing, Stockholder, Mafco, or any of their controlled Affiliates, as the case may be, will convey good, marketable and valid title to the shares being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests. The parties agree to take all actions as may be reasonably required to effect the Call Closing as promptly as practicable.

                  SECTION 4.3.   No Sale After Call Notice.   From and
             after the receipt of a Call Notice, neither Stockholder, Mafco nor any of their controlled Affiliates shall transfer any shares of Common Stock that are owned by Stockholder, Mafco or any such controlled Affiliate except during any period expiring 15 Business Days prior to the Exercise Date.


                                      ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

                  Stockholder and Mafco, jointly and severally, represent
             and warrant to HLR that:

                  SECTION 5.1. Valid Title. Stockholder is the sole, true, lawful and beneficial and record owner of the Stockholder Shares with no restrictions on Stockholder's voting rights or rights of disposition pertaining thereto other than those arising pursuant to bona fide pledge arrangements. None of the Stockholder Shares is subject to any voting trust or other agreement (other than this Agreement) or arrangement with respect to the voting of such Stockholder Shares other than those arising from bona fide pledge arrangements.

                  SECTION 5.2. Authority; Binding Effect. Stockholder and Mafco have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder and Mafco of this Agreement and the consummation by Stockholder and Mafco of the transactions contemplated hereby have been duly authorized by all necessary corporate action by Stockholder and Mafco. This Agreement has been duly executed and delivered by Stockholder and Mafco and constitutes a valid and binding agreement of Stockholder and Mafco.

                  SECTION 5.3. Governmental Authorization. The execution, delivery and performance by Stockholder and Mafco of this Agreement and the consummation by Stockholder and Mafco of the transactions contemplated hereby require no action by, or filing with, any governmental body, agency, official or authority, other than compliance with any applicable requirements of the HSR Act.

                  SECTION 5.4. Non-Contravention. The execution, delivery and performance of this Agreement by Stockholder and Mafco do not, and the consummation by Stockholder and Mafco of the transactions contemplated hereby do not and will not, (i) contravene or conflict with the certificate of incorporation or the bylaws of Stockholder and Mafco, (ii) assuming compliance with the HSR Act, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Stockholder and Mafco, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Stockholder and Mafco or to a loss of any benefit to which Stockholder and Mafco are entitled under any provision of any agreement, contract or other instrument binding upon Stockholder or Mafco or any license, franchise, permit or other similar authorization held by Stockholder or Mafco or (iv) result in the creation or imposition of any lien on any asset of Stockholder or Mafco. Notwithstanding anything to the contrary in this Section 5.4, it is understood that the Stockholder Shares are subject to bona fide pledge arrangements, but that Stockholder and Mafco will take all actions necessary to enable Stockholder to comply with Section 3.2 and Article 4 hereof.


                                      ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES OF HLR

                  HLR represents and warrants to Stockholder:

                  SECTION 6.1. Corporate Power and Authority. HLR has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by HLR of this Agreement and the consummation by HLR of the transactions contemplated hereby have been duly authorized by all necessary action, if any, of HLR. This Agreement has been duly executed and delivered by HLR and constitutes a valid and binding agreement of HLR.

                  SECTION 6.2. Acquisition for HLR's Account. Any shares of Common Stock to be acquired pursuant to the Call Rights set forth in Article 4 will be acquired by HLR for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act. If required by applicable law, in the written opinion of outside legal counsel to the Company (which opinion shall be) satisfactory to HLR, any shares of Common Stock transferred hereunder may bear a legend providing that such shares of Common Stock may only be sold or otherwise disposed of in accordance with such Act.


                                      ARTICLE 7
                               COVENANTS OF STOCKHOLDER

                  SECTION 7.1.   No Solicitation; No Shopping.
             Stockholder and Mafco shall comply with, and be bound by, the restrictions set forth in Section 5.4(a) of the Merger Agreement as if such restrictions were fully set forth in this Agreement.

                  SECTION 7.2. Further Action. Stockholder and Mafco will take all actions necessary to enable each of them and their Affiliates to comply with Section 3.2 and Article 4 hereof.


                                      ARTICLE 8
                                    MISCELLANEOUS

                  SECTION 8.1. Registration Provisions. The Company shall use its best efforts to cause the Registration Statement (as defined in the Merger Agreement) to include a resale prospectus that would permit Stockholder (or any pledgee of the Merger Shares under a bona fide pledge arrangement with Stockholder) to sell shares of Common Stock received by Stockholder in the Merger (the "Merger Shares") without restriction and, after the filing of the Registration Statement, shall use its best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the third anniversary of the date hereof and during such period shall use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. In addition, the registration procedures set forth in Sections 6.6 through
             6.11 as set forth in the form of the Stockholder Agreement between HLR Holdings Inc. and the Company attached as an Exhibit to the Merger Agreement (the "Stockholder Agreement") (including, without limitation, the provisions with respect to filings, blue sky qualification, amendments, due diligence, indemnification and contribution) for the benefit of Investor (as defined therein) shall be deemed incorporated herein, as applicable, for the benefit of Stockholder as if fully set forth in this place (with all references to the "Investor" therein being deemed to be references to Stockholder or the pledgee of any Merger Shares referred to above, as the case may be) and in connection with the registration referred to above, the Company shall pay the applicable Registration Expenses (as defined in the Stockholder Agreement).

                  SECTION 8.2. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to enable HLR to exercise and enjoy all the benefits and rights associated with the Call Option and the Sharing Payment and otherwise to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act, responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

                  SECTION 8.3. Specific Performance. (a) The parties hereto agree that HLR would be irreparably damaged if for any reason Stockholder, Mafco or their Affiliates, as the case may be, failed to sell the shares of Common Stock upon exercise of the Call Option, or to perform any of its other obligations under this Agreement, and that HLR would not have an adequate remedy at law for money damages in such event. Accordingly, HLR shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Stockholder and Mafco. This provision is without prejudice to any other rights that HLR may have against Stockholder or Mafco for any failure to perform their respective obligations under this Agreement.

                  (b) The parties hereto also agree that Stockholder would be irreparably damaged if for any reason the Company failed to perform in full its obligations as set forth in
             Section 8.1 hereof, and that Stockholder would not have any adequate remedy at law or for money damages in such event. Accordingly, Stockholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Company. This provision is without prejudice to any other rights that Stockholder may have against the Company for any failure to perform its obligations under this Agreement.

                  SECTION 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

                  SECTION 8.5. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall terminate upon the earliest to occur of (i) the date on which Stockholder, Mafco and their Affiliates own no shares of Common Stock except with respect to the obligation to make any Sharing Payment which has become due as a result of any transfer of shares of Common Stock (provided that such shares have not been transferred in violation of this Agreement) or (ii) the effective date of any termination of the Merger Agreement pursuant to Section 10.1(a), (b), (c),
             (e), or (g) thereof. Article 8 of this Agreement shall terminate when Stockholder, Mafco and their respective controlled Affiliates shall own no shares of Common Stock that are subject to the registration requirements of the Securities Act. Article 2 of this Agreement shall terminate 180 days after the effective date of any termination of the Merger Agreement pursuant to Section 10.1(d) or (f) thereof except with respect to the obligation to make any Sharing Payment which has become due as a result of any transfer of shares of Common Stock.

                  SECTION 8.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that HLR may assign its rights and obligations hereunder to any Affiliate of HLR or pursuant to Article 4 to a third party. Any Affiliate of Stockholder or Mafco who acquires shares of Common Stock shall become a party to and be bound by this Agreement.

                  SECTION 8.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

                  SECTION 8.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.



                  IN WITNESS WHEREOF, the parties hereto have caused this
             Agreement to be duly executed as of the day and year first above written.




                                        HLR HOLDINGS INC.

                                             /s/ Bradford T. Smith
                                             ----------------------
             1403 Foulk Road, Suite 102      Name: Bradford T. Smith
             P.O. Box 8985                   Title: Assistant Secretary
             Wilmington, DE 19899



                                        MAFCO HOLDINGS INC.

                                             /s/ Joram Salig
                                             ----------------
             35 East 62nd Street             Name: Joram Salig
             New York, NY 10021              Title: Vice President



                                        NATIONAL HEALTH CARE GROUP, INC.

                                             /s/ Howard F. Gordon
                                             ----------------------
             Cypress Financial Center        Name: Howard F. Gordon
             5900 North Andrews Avenue       Title: Vice President
             Suite 700A
             Ft. Lauderdale, FL 33309

                                        NATIONAL HEALTH LABORATORIES
                                        HOLDINGS INC.

                                             /s/ James R. Maher
                                             -------------------
             4225 Executive Square           Name:James R. Maher
             Suite 800                       Title: President and Chief
             La Jolla, CA 92037                     Executive Officer